EXHIBIT 99.1

Spirit Airlines Announces Second Quarter 2011 Earnings

MIRAMAR, Fla., July 28, 2011 (GLOBE NEWSWIRE) -- Spirit Airlines, Inc. (Nasdaq:SAVE) today reported second quarter 2011 financial results. During the quarter, Spirit completed its initial public offering ("IPO") and began trading on the Nasdaq Global Select Stock Market under the ticker symbol SAVE. Pro forma results assume the IPO and related recapitalization, occurred as of January 1, 2010 and are included to provide investors with meaningful year-over-year comparisons. Pro forma results also exclude unrealized gains and losses and special items.

  Pro forma net income for the second quarter was $26.8 million, or $0.37 per diluted share. GAAP net income was $16.9 million, or $0.41 per diluted share.
  Operating income for the second quarter 2011 was $40.7 million, resulting in a 14.8% operating margin, excluding $3.5 million of unrealized fuel hedge losses and $2.3 million of special items. GAAP second quarter 2011 operating income was $34.9 million, resulting in a 12.7% operating margin.
  EBITDAR, excluding unrealized gains and losses and special items, for the second quarter 2011 was $71.5 million, resulting in an EBITDAR margin of 25.9%.
  Spirit ended the quarter with $346.9 million in total cash, of which $248.5 million was unrestricted

"I am pleased with the results the Spirit team delivered during the second quarter 2011. It is an exciting time for Spirit now that it is a public company and we are happy to report these very positive results," said Ben Baldanza, Spirit's President and Chief Executive Officer. "Our strategy empowers customers to save by choosing the extra services that are of value to them. Passenger growth in excess of our capacity growth illustrates a growing preference for our model by consumers."

Revenue Performance

For the second quarter 2011, Spirit's total operating revenue was $275.9 million, an increase of $98.5 million, or 55.6%, from the second quarter 2010. Total revenue per available seat mile ("RASM") increased to 11.37 cents, up 22.1% as compared to the second quarter last year driven primarily by a traffic increase of 37.1% on a capacity increase of 27.3%, which resulted in a load factor increase of 6.1 points to 85.9%. Second quarter 2010 revenue was adversely affected by the June 2010 pilot strike.

During the second quarter 2011, Spirit continued to stimulate traffic by keeping fares low and offering customers the freedom to pay for only the extra services and products they value.  Total revenue per passenger flight segment ("PFS") increased to $125.39, a 13.9% increase as compared to the second quarter 2010, driven primarily by average non-ticket revenue per PFS increasing to $43.39, up 37.1% from the same period last year.

Spirit ended the quarter with 35 aircraft in service. Spirit has 33 Airbus aircraft on order with deliveries scheduled to begin November 2011 and continuing through 2015.

Cost Performance

Total operating expenses in the second quarter 2011 were $240.9 million, up 37.2% over the same period last year primarily due to an increase in fuel cost per gallon of over 40% and increased flight volume. Second quarter operating cost per available seat mile, excluding special items and fuel ("CASM ex-fuel"), was 5.41 cents, a 10.3% decrease as compared to the second quarter 2010. Spirit remains committed to its ultra low cost strategy, which through cost control allows it to offer low base fares in its markets while sustaining industry leading margins.

 Balance Sheet

Spirit ended the quarter with $346.9 million in total cash, including net proceeds of $150 million to the Company from the IPO. Total unrestricted cash and cash equivalents at the end of the quarter was $248.5 million.

Cash generated by operating activities during the second quarter 2011 was $43.8 million. Capital expenditures during the second quarter 2011 were $5.8 million. In addition, the Company paid pre-delivery deposits of $7.4 million and had purchase deposit refunds of $1.0 million.

As a result of the IPO and related recapitalization, at the end of the quarter, Spirit had no debt on its balance sheet.

Second Quarter Highlights

  Launched new service between:
  Chicago and Los Angeles
  Fort Lauderdale and San Salvador, El Salvador
  Fort Lauderdale and Mexico City/Toluca, Mexico
  Fort Lauderdale and Dallas/Fort Worth
  Las Vegas and Los Angeles
  Las Vegas and Dallas/Fort Worth
  Myrtle Beach and Washington, DC (seasonal)
  Myrtle Beach and Toronto, Canada/Niagara Falls, New York (seasonal)
  Myrtle Beach and Pittsburgh/Latrobe (seasonal)
  Myrtle Beach and Montreal, Canada/Plattsburgh, New York (seasonal)
  Myrtle Beach and Charleston, West Virginia (seasonal)
  Announced new service between:
  Chicago and Dallas
  Chicago and Boston
  Chicago and Detroit
  Chicago and New York LaGuardia
  Chicago and Orlando
  Las Vegas and San Diego
  Las Vegas and Portland, Oregon
  Las Vegas and Oakland/San Francisco

In addition, during the quarter, Spirit announced that beginning November 1, 2011 customers will have the option to save $5 each way by checking in online and printing their own boarding pass before they arrive at the airport or by doing so at an airport kiosk. Spirit believes it is important to give customers the freedom to choose what is important to them; for example, no one pays for checked baggage on Spirit unless they actually check a bag.

Conference Call/Webcast Details

Spirit Airlines will conduct a live audio webcast of its conference call with analysts and media journalists today at 9:00 a.m. ET. The webcast will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines

Spirit Airlines (Nasdaq:SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit the most environmentally-friendly U.S. carrier.  Spirit's all-Airbus fleet currently operates more than 175 daily flights to over 45 destinations throughout the U.S., Latin America and Caribbean.  Visit Spirit at www.spirit.com.

The Spirit Airlines logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9737

Forward-Looking Statements

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "estimates," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "targets" and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, estimates of the Company's return on investment and effective tax rate for 2011, and announced new service routes and customer savings programs. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's IPO prospectus dated May 25, 2011.

SPIRIT AIRLINES, INC.
Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2011	2010 (1)	Change	2011	2010 (1)	Change

Passenger	$ 180,418	$ 126,372	42.8%	$ 333,698	$ 263,281	26.7%
Non-ticket	95,473	50,987	87.2%	174,855	98,129	78.2%
Total operating revenue	275,891	177,359	55.6%	508,553	361,410	40.7%

Aircraft fuel	107,322	60,780	76.6%	188,234	114,606	64.2%
Salaries, wages and benefits	45,173	38,720	16.7%	88,366	74,784	18.2%
Aircraft rent	29,081	24,873	16.9%	56,789	47,449	19.7%
Landing fees and other rents	13,007	11,868	9.6%	24,662	22,612	9.1%
Distribution	13,037	10,227	27.5%	24,969	19,515	27.9%
Maintenance and repairs	7,480	5,714	30.9%	15,538	12,406	25.2%
Depreciation and amortization	1,691	1,430	18.3%	3,237	2,800	15.6%
Other operating	21,826	21,985	(0.7)%	42,559	41,323	3.0%
Loss on disposal of assets	35	28	25.0%	35	77	(54.5)%
Restructuring and termination costs	2,280	(57)	na	2,361	(77)	na
Total operating expenses	240,932	175,568	37.2%	446,750	335,495	33.2%

Operating income	34,959	1,791	na	61,803	25,915	138.5%

Other expense (income):
Interest expense	9,678	12,667	(23.6)%	23,964	25,439	(5.8)%
Capitalized interest	(1,039)	(293)	254.6%	(2,076)	(530)	291.7%
Interest income	(71)	(99)	(28.3)%	(157)	(159)	(1.3)%
Other expense	76	45	68.9%	124	79	57.0%
Total other expense	8,644	12,320	(29.8)%	21,855	24,829	(12.0)%

Income before income taxes	26,315	(10,529)	na	39,948	1,086	na
Provision (benefit) for income taxes	9,398	(463)	na	15,148	(124)	na
Net income (loss)	$ 16,917	$ (10,066)	na	$ 24,800	$ 1,210	na

Weighted average shares, basic	41,493	26,164	58.6%	33,962	26,111	30.1%
Weighted average shares, diluted	41,769	26,164	59.6%	34,270	26,798	27.9%

Net income (loss) per share, basic	$ 0.41	$ (0.38)	na	$ 0.73	$ 0.05	na
Net income (loss) per share, diluted	$ 0.41	$ (0.38)	na	$ 0.72	$ 0.05	na

(1) Reflects the adverse effect of the June 2010 pilot strike

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended June 30,		Percent
	2011	2010 (1)	Change
Operating Statistics:
Available seat miles (ASMs) (thousands)	2,425,642	1,905,053	27.3%
Revenue passenger miles (RPMs) (thousands)	2,083,804	1,519,609	37.1%
Load factor (%)	85.9	79.8	6.1 pts
Passenger flight segments (thousands)	2,200	1,611	36.6%

Operating revenue per ASM (RASM) (cents)	11.37	9.31	22.1%
Average ticket revenue per passenger flight segment ($)	82.00	78.43	4.6%
Average non-ticket revenue per passenger flight segment ($)	43.39	31.64	37.1%
Total revenue per passenger flight segment ($)	125.39	110.07	13.9%
CASM (cents)	9.93	9.22	7.8%
CASM excluding unrealized gains and losses and special items (cents) (2)	9.70	9.10	6.6%
CASM excluding fuel & special items (cents) (3)	5.41	6.03	(10.3)%

Fuel gallons consumed (thousands)	31,264	24,965	25.2%
Average economic fuel cost per gallon ($)	3.32	2.34	41.9%

Aircraft at end of period	35	31	12.9%
Average daily aircraft utilization (hours)	13.1	12.1	8.3%
Average stage length (miles)	932	928	0.4%
Airports served at end of period	45	38	18.4%

	Six Months Ended June 30,		Percent
	2011	2010 (1)	Change
Operating Statistics:
Available seat miles (ASMs) (thousands)	4,625,739	3,725,184	24.2%
Revenue passenger miles (RPMs) (thousands)	3,931,084	2,984,254	31.7%
Load factor (%)	85.0	80.1	4.9 pts
Passenger flight segments (thousands)	4,063	3,137	29.5%

Operating revenue per ASM (RASM) (cents)	10.99	9.70	13.3%
Average ticket revenue per passenger flight segment ($)	82.14	83.93	(2.1)%
Average non-ticket revenue per passenger flight segment ($)	43.04	31.28	37.6%
Total revenue per passenger flight segment ($)	125.18	115.21	8.7%
CASM (cents)	9.66	9.01	7.2%
CASM excluding unrealized gains and losses and special items (cents) (2)	9.54	8.96	6.5%
CASM excluding fuel & special items (cents) (3)	5.54	5.93	(6.6)%

Fuel gallons consumed (thousands)	59,436	49,165	20.9%
Average economic fuel cost per gallon ($)	3.12	2.30	35.7%

Aircraft at end of period	35	31	12.9%
Average daily aircraft utilization (hours)	12.9	12.5	3.2%
Average stage length (miles)	946	935	1.2%
Airports served at end of period	45	38	18.4%

(1) Reflects the adverse effect of the June 2010 pilot strike
(2) Excludes unrealized gains and losses and special items as defined in the table below
(3) Excludes fuel and special items as defined in the table below

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items, as well as pro forma results reflecting the IPO and related recapitalization, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of non-GAAP Operating Income to GAAP Operating Income
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010 (1)
(in thousands )
Operating income, as reported	$ 34,959	$ 1,791

Add: Unrealized mark-to-market gains and losses (2)	3,457	2,294
Add special items:
Restructuring and termination costs (3)	2,280	(57)
Loss on disposal of assets	35	28
Operating income, non-GAAP (4)	$ 40,731	$ 4,056
Operating margin	14.8%	2.3%

Reconciliation of non-GAAP Net Income to GAAP Net Income
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010 (1)
(in thousands )
Net income, as reported	$ 16,917	$ (10,066)

Add: Unrealized mark-to-market gains and losses, net of tax (2)	2,222	2,193
Add special items:
Restructuring and termination costs, net of tax (3)	1,466	(55)
Loss on disposal of assets, net of tax	23	27
Net income, non-GAAP (4)	$ 20,628	$ (7,901)

(1) Reflects the adverse effect of the June 2010 pilot strike.
(2) Unrealized mark-to-market gains and losses are comprised of non-cash adjustments to aircraft fuel expenses.
(3) Restructuring and termination costs include: (i) for 2010 and 2011, amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida, (ii) for 2011, $2.3 million in connection with the IPO which included $1.8 million paid to Indigo Partners, LLC to terminate its professional services agreement and $0.5 million paid to three unaffiliated holders of the Company's subordinated notes.
(4) Excludes special items as described in the table above. Includes management fees of $0.1 million and $0.2 million for second quarter 2011 and second quarter 2010, respectively, paid by the Company to Indigo Partners, LLC pursuant to the professional services agreement, which was terminated simultaneously with the consummation IPO.

Reconciliation of non-GAAP Pro Forma Net Income to GAAP Net Income(1)
(Unaudited)

	Three Months Ended
	June 30,
(in thousands except per share data)	2011	2010 (2)
Net income, as reported	$ 16,917	$ (10,066)
Add: Provision (benefit) for income taxes	9,398	(463)
Income before income taxes, as reported	26,315	(10,529)

Add: Unrealized mark-to-market gains and losses	3,457	2,294
Add special items:
Restructuring and termination costs	2,280	(57)
Loss on disposal of assets	35	28
Income before income taxes, non-GAAP (3)	32,087	(8,264)

Add: Interest expense	9,678	12,667
Pro forma income before income taxes, non-GAAP (1) (3)	$ 41,765	$ 4,403
Pro forma provision for income taxes	14,916	1,643

Pro forma net income, non-GAAP (1) (3)	$ 26,849	$ 2,760

Pro forma adjusted:
Weighted average shares, basic	72,114	71,844
Weighted average shares, diluted	72,734	72,473

Pro forma net income per share, basic	$ 0.37	$ 0.04
Pro forma net income per share, diluted	$ 0.37	$ 0.04

(1) Pro forma earnings are presented to give effect to the following as if the IPO occurred as of January 1, 2010: (i) the elimination of all of Spirit's outstanding indebtedness and preferred stock, and the termination of any outstanding letter of credit facility supporting collateral obligations due to Spirit's credit card processors through (x) the application of a portion of the IPO net proceeds, (y) the exchange of any notes not repaid with IPO net proceeds for shares of common stock and (z) the exchange of any shares of preferred stock not redeemed with IPO net proceeds for shares of common stock; (ii) adding back to net income the interest expense recorded in Spirit's statement of operations related to the indebtedness and preferred stock retired; (iii) the issuance of shares of common stock by Spirit in the IPO and in connection with the related recapitalization; and (iv) the estimated tax impact resulting from the above transactions.
(2) Reflects the adverse effect of the June 2010 pilot strike.
(3) Excludes special items as described in the "Reconciliation of non-GAAP Operating Income to GAAP Operating Income" table above.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods.   The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.

Reconciliation of non-GAAP Economic Fuel Expense to GAAP Economic Fuel Expense
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
(in thousands except per share data)
Fuel Expense, GAAP
Aircraft fuel	$ 107,322	$ 60,780	$ 188,234	$ 114,606

Subtract
Unrealized mark-to-market gains and losses	3,457	2,294	2,911	1,666

Economic fuel expense, non-GAAP	$ 103,865	$ 58,486	$ 185,323	$ 112,940

Fuel gallons consumed (000)	31,264	24,965	59,436	49,165

Economic fuel cost per gallon, non-GAAP	$ 3.32	$ 2.34	$ 3.12	$ 2.30

Reconciliation of EBITDAR, excluding unrealized gains and losses and special items ("EBITDAR")
(unaudited)

	Three Months Ended
	June 30,
	2011	2010 (1)
(in thousands )
Net Income, as reported	$ 16,917	$ (10,066)
Add: Provision (benefit) for income taxes	9,398	(463)
Income before income taxes, as reported	26,315	(10,529)

Add:
Total other expense	8,644	12,320
Depreciation and amortization	1,691	1,430
EBITDA	36,650	3,221

Add: Aircraft Rent	29,081	24,873
EBITDAR, GAAP	$ 65,731	$ 28,094
EBITDAR margin, GAAP	23.8%	15.8%

Add: Unrealized mark-to-market gains and losses	3,457	2,294
Add special items:
Restructuring and termination costs	2,280	(57)
Loss on disposal of assets	35	28
EBITDAR, non-GAAP (2)	$ 71,503	$ 30,359
EBITDAR margin, non-GAAP (2)	25.9%	17.1%

(1) Reflects the adverse effect of the June 2010 pilot strike.
(2) Excludes unrealized gains and losses and special items as described in the "Reconciliation of non-GAAP Operating Income to GAAP Operating Income" table above.
CONTACT: Media Contacts:
         Misty Pinson
         Director, Corporate Communications
         misty.pinson@spirit.com
         (954) 628-4827/cell (954) 918-9432

         Manuel Jaquez (Latin America & Caribbean)
         Senior Manager Commercial - Latin America
         manuel.jaquez@spirit.com
         (954) 628-4898

         Investor Relations Contact:
         DeAnne Gabel
         Director, Investor Relations
         (954) 447-7920
         InvestorRelations@spirit.com